UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices (Zip Code)

(541) 385-6205
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

            On June 1, 2009, Registrant’s independent registered public accounting firm, Symonds, Evans & Company, P.C. merged into Delap LLP.  On July 24, 2009, Registrant’s audit committee authorized the engagement of Delap LLP as the Registrant’s independent registered public accounting firm for fiscal 2009.  It is anticipated that the coordinating engagement partner for Registrant at Symonds, Evans & Company, P.C. will remain the coordinating engagement partner at Delap LLP.

During the two preceding fiscal years and the interim period from January 1, 2009 through July 29, 2009, Registrant did not consult with Delap LLP regarding either the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on Registrant’s financial statements, and did not consult with Delap LLP as to any matter that was either the subject of a disagreement or a reportable event.

During the two preceding fiscal years and the interim period from January 1, 2009 to the date of the merger between Symonds, Evans & Company, P.C. and Delap LLP, there were no disagreements on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures between Symonds, Evans & Company, P.C. and Registrant.  During the two preceding fiscal years, the opinion of Symonds, Evans & Company, P.C. did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  For the fiscal year ended December 31, 2007, Symonds, Evans & Company, P.C. opined that Registrant had not maintained effective internal control over financial reporting as of December 31, 2007, based on the COSO criteria.  The material weaknesses identified by Symonds, Evans & Company, P.C. in its attestation report for 2007 were discussed with them by Registrant’s Audit Committee.  The Registrant has authorized personnel from Symonds, Evans & Company, P.C. to respond fully to inquiries from Delap LLP concerning the identified material weaknesses.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(D)           Exhibits

16           Letter from Symonds, Evans & Company, P.C. re change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned; hereunto duly authorized this 6th day of August, 2009.

CASCADE BANCORP.

BY:	/s/ Patricia L. Moss
Patricia L. Moss, President and Chief Executive Officer